SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2004

WESTAFF, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24990	94-1266151
(Commission File Number)	(IRS Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598
(Address of principal executive offices/Zip Code)

(925) 930-5300
(Registrant’s telephone number, including area code)

Item 5.            Other Events and Regulation FD Disclosure.

On February 20, 2004, the Registrant issued a press release to report that it met its requirement for extended deadline filing of its Annual Report on Form 10-K on February 13, 2004.  The Annual Report on Form 10-K includes a report from its independent auditors, Deloitte & Touche LLP. The report of Deloitte & Touche LLP includes an explanatory paragraph relating to Westaff’s ability to continue as a going concern. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.            Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description of Document

	99.1	Press Release dated February 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAFF, INC.

By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom,
Senior Vice President and Chief Financial Officer

Date:  February 23, 2004

EXHIBIT INDEX

99.1         Press Release dated February 20, 2004.